UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018 (July 18, 2018)

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 18, 2018, Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”) and Knauf International GmbH, a company incorporated in the Federal Republic of Germany (the “Purchaser”), entered into a Deed of Amendment (the “Amendment”) to that certain Share Purchase Agreement, dated as of November 17, 2017, as amended and restated on January 22, 2018 (the “Purchase Agreement”), by and between the Company and the Purchaser. Pursuant to the Purchase Agreement, the Purchaser will purchase certain subsidiaries comprising the Company’s business and operations in Europe, the Middle East and Africa (including Russia) and the Pacific Rim (the “International Business”), including the corresponding businesses and operations conducted by Worthington Armstrong Venture, a Delaware general partnership (“WAVE”), in which the Company holds a fifty percent (50%) interest, as well as Armstrong France and WAVE France (collectively, the “Sale”). The consideration to be paid by the Purchaser in connection with the Sale is $330 million in cash (the “Consideration”), subject to certain adjustments as provided in the Purchase Agreement and the Amendment.

The Amendment waives certain matters required under the Purchase Agreement. Specifically, the Amendment waives the requirement concerning the receipt of competition clearances (the “Competition Conditions”) prior to the initiation of a phase II investigation by the European Commission. The Amendment further provides that the Purchaser will irrevocably and unconditionally pay to the Company: (i) on August 1, 2018, the sum of $250 million, and (ii) on September 15, 2018, if, prior to such date (A) any Competition Condition has not been satisfied, or (B) the closing of the Sale has not yet occurred, the sum of $80 million, with such payments to be credited against the Consideration at the time of closing. The Amendment also provides for the reduction (from a maximum of $35 million to a maximum of $20 million) of potential adjustments to the Consideration based on the impact of any remedies required to satisfy the Competition Conditions. Furthermore, the Amendment provides that, in the event that the Purchaser has paid the amounts referred to in (i) and (ii) above, the Long Stop Date (currently falling on November 19, 2018) shall be extended to June 30, 2019 and can be further extended to allow the Purchaser to fulfill a Remedy (as defined in the Purchase Agreement) which has been approved by a Competition Authority (as defined in the Purchase Agreement). The Amendment also provides that if the above mentioned payments have been made, the Purchaser shall be permitted to (1) lead the negotiations with competition authorities and offer remedies without seeking the Company’s consent, as long as such remedies are unlikely to adversely and materially affect the value to the Company of the Sale and (2) require the Company to transfer the International Business to a third party (or a trustee) which can acquire such business without any governmental or antitrust approval.

The Company now expects closing to occur prior to December 31, 2018.

Other than as expressly modified pursuant to the Amendment, the Purchase Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 20, 2017, remains in full force and effect. The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of the Company, including the benefits of the Sale, and other statements that are not historical facts. These statements are based on the current expectations and beliefs of the Company’s management, and are subject to uncertainty and changes in circumstances. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results may vary materially from those expressed or implied by the statements herein, due to changes in economic, business, competitive, technological, strategic or other regulatory factors, as well as factors affecting the operation of the business of the Company. More detailed information about certain of these and other factors may be found in filings by the Company with the SEC, including its most recent Annual Report on Form 10-K in the sections entitled “Caution Concerning Forward-Looking Statements” and “Risk Factors”, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Various factors could cause actual results to differ from those set forth in the forward-looking statements including, without limitation, the risk that the anticipated benefits from the Sale may not be fully realized or may take longer to realize than expected. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this document, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Deed of Amendment to the Share Purchase Agreement, dated as of July 18, 2018, by and between Armstrong World Industries, Inc. and Knauf International GmbH

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: July 19, 2018